AUSTRALIAN-CANADIAN OIL ROYALTIES LTD.
                    Notice of Annual Meeting of Stockholders
                          to be held December 21, 2005



Cisco, Texas
December 13, 2005

PLEASE TAKE NOTICE that the Annual Meeting of the Stockholder of
Australian-Canadian Oil Royalties Ltd. will be held on December 21, 2005 at 1304 Avenue L, Cisco, Texas 76437. The meeting will convene at 10:00 a.m. (CST), for the purpose of considering and acting upon the following:

(1) the election of directors;
(2) the ratification of Killman, Murrell & Company, P.C. as independent auditor for fiscal year 2005; and (3) the transactions of such other business as may properly come before the meeting.

The transfer books of the Company will not be closed, but only the stockholders of record at the close of business on December 12, 2005 will be entitled to notice of the meeting. The Company's majority stockholders have consented to vote in favor of all proposals, so the Company is not soliciting proxies from the other stockholders. In lieu of a proxy, the Company has prepared an Information Statement pursuant to Section 14c of the Securities Exchange Act of 1934. Stockholders are cordially invited to attend the meeting.


                                  Robert Kamon
                                    Secretary



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                              INFORMATION STATEMENT
                     AUSTRALIAN-CANADIAN OIL ROYALTIES LTD.
                                  1301 Avenue M
                               Cisco, Texas 76437
                                 (254) 442-2638

This information Statement is furnished to all holders of the common stock, no par value, as of the record date of December 12, 2005, in connection with proposed actions to be taken at the annual meeting by holders of a majority of the issued and outstanding shares of common stock. This information statement is being mailed to you on or about December 13, 2005.

The voting securities of the Company consist of shares of its common stock. Each share of common stock entitles its owner to one vote, and cumulative voting is not allowed. The holders of record of 50.1% of the outstanding shares of the common stock constitute a quorum for the transaction of business at the meeting. A majority of the shares represented and entitled to vote at the meeting is required for an affirmative cote. There are no dissenters' rights of appraisal. Neither the By-Laws nor corporate law of the Company's state of Incorporation call for any dissenter's rights of appraisal.

The number of shares outstanding of the common stock at the close of business on December 12, 2005 was 10,924,794. As of that date, Andre Sakhai, President held 50,100 shares, Ely Sakhai, Director held 2,584,426 shares, Robert Kamon, Director and Secretary held 3,431,420 shares, Kenneth Campbell, Director held 250,000 shares and William Randall, Director held 20,000 shares. The Directors have indicated that the 6,335,946 shares (58%) will be voted in favor of the election of each director and in favor of the ratification of auditor. Therefore, since their shares satisfy the quorum and voting requirements for each proposed item, all items will be passed without the necessity of other shareholders casting a vote.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                              ELECTION OF DIRECTORS

At the Meeting, five directors are to be elected who shall hold office until the next following Annual Meeting of Shareholders or until their successors are duly elected and qualified. Management's nominees for these directorships are set out below giving their ages and position to be held:

         NAME                       AGE               POSITION

         Andre Sakhai               24                President & Director

         Robert Kamon               78                Secretaty & Director

         Ely Sakhai                 53                Director

         Kenneth Campbell           75                Director

         William Randall            64                Director

The above named directors, with the exception of Andre Sakhai, have served since the date of incorporation, April 28, 1997. There are family relationships between the directors concerning Ely Sakhai and Andre Sakhai. Andre Sakhai is the son of Ely Sakhai.

ANDRE SAKHAI, President and Director, attended Arizona State University, which included a curriculum of financial accounting and microeconomics, as well as money and banking. Mr. Sakhai is a licensed real estate salesperson in the State of New York and has other experience in computer functions as well as experience in all aspects of the financial markets.



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ROBERT KAMON, Director and Secretary, is a petroleum-engineering graduate of the
University of Texas at Austin, Texas. Mr. Kamon has been President of three NASDAQ listed companies. He is currently the President of several private companies - Australian Grazing & Pastoral Co., Pty. Ltd. since 1954, International Oil Lease Service Corp. since 1961, and Tensleep Oil & Production Inc. since 1989.

ELY SAKHAI, Director, is a civil engineering graduate of First New York City Community College. He has been engaged in business in New York City for the last eighteen years.

KENNETH CAMPBELL, Director, is a graduate of the University of Brandon (Manitoba, Canada). He is President of Solar Energy Resources Ltd., a privately held independent Canadian oil and gas producer, and is a highly respected geologist.

WILLIAM RANDALL, Director, is a graduate of the University of British Columbia and has an LLB degree from the University of British Columbia. He has been a practicing commercial attorney for the last fourteen years, and is currently an associate counsel in the Vancouver firm of McLachlan Brown Anderson.

                          BOARD AND COMMITTEE MEETINGS

Seven meetings were held during the fiscal year ended December 31, 2005. The Board of Directors has an audit, nominating and compensation committee. All directors participated in at least 75% of the meetings.

                                   MANAGEMENT

All of the Company's executive officers serve a tem of one year or until their successors are elected or appointed and qualified.

The following table sets forth certain information with respect to the executive officers, which have served the Company:

               NAME                 AGE             POSITION

           Andre Sakhai             24             President
           Robert Kamon             78             Secretary/Treasurer

Following the annual meeting the newly elected directors will elect officers for the next year.

                                  COMPENSATION

Value of the office space used by ACOR was $ 1,200* for 2004.

Value of the time cost by ACOR executives was $ 1,200* for 2004.

*These have been recorded as expenses and contributed capital in the financials in their respective period.

The executive officers of ACOR have received no salary, bonus or stock compensation since the organization of the Company. The Company has no bonus, pension, or profit-sharing plans. The Company pays for copies, phone usage, travel expenses and other labor to non-related parties.

Compensation of Directors: Currently directors are not compensated for attendance at meetings of the Board, although certain travel expenses relating to attending meetings are reimbursed.

                                   STOCK PRICE

The stock is listed on the OTC Bulletin Board (Symbol: AUCAF). We report that the current market price is $ 0.30 bid, $ 0.40 ask and the last trade was $ 0.35 on November 25, 2005.


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                              CERTAIN TRANSACTIONS

No transactions occurred during the year ended December 31, 2005 between officers and directors and the Company, except for foreign leasing. Several of the officers and directors of the Company have invested in the oil and gas business, either directly or through entities in which they have an interest. Certain of these interests could directly compete with the interests of the Company. Although the Company is not aware of any present conflicts of interests, such-present or future activities on the part of the officers and directors could directly compete with the interests of the Company. If the Company should enter into future transactions with its officers, directors or other related parties, the terms of any such transactions will be as favorable to the Company as those which could be obtained from an unrelated party in an arm's length transaction.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth as of December 12, 2005 information concerning the beneficial ownership of common stock by all holders of over 5%, by all directors and all directors and officers of the Company as a group based on 10,924,794 shares outstanding.

                    NAME AND ADDRESS                NUMBER OF           PERCENT
TITLE OF CLASS      OF BENEFICIAL OWNER             SHARES OWNED        OF CLASS

Common Stock        Robert Kamon* (1,776,426)        3,431,420           31.41%
No Par Value        Tensleep Oil & Production,
                       Inc. (908,000)
                    Australian Grazing &
                       Pastoral Co., Pty. Ltd.
                       (152,550)
                    International Oil Lease
                       Service Corp. (594,444)
                    1304 Avenue L
                    Cisco, TX 76437

Common Stock        Ely Sakhai                       2,584,426           23.66%
No Par Value        10 Windsor Dr.
                    Old Westbury, NY  11568

Common Stock        Andre Sakhai                        50,100           00.46%
No Par Value        10 Windsor Dr.
                    Old Westbury, NY 11568

Common Stock        Kenneth Campbell                   250,000           02.29%
No Par Value        107 Triune Bay
                    Calgary, Alberta T1X 1G4
                    Canada

Common Stock        William Randall                     20,000           00.18%
No Par Value        938 Howe St., 10th Floor
                    Vancouver, BC  V6Z 1N9
                    Canada

All directors and officers as a group (5 persons)    6,335,946           58.00%

Common Stock        Jan Soleimani                      850,000           07.78%
No Par Value        21 Windsor Drive
                    New York, NY 11568

Common Stock        Robert Thorpe                      829,697           07.59%
No Par Value        1811 Sullivan Lane
                    Bardstown, KY 40004


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*Robert Kamon is President of Tensleep Oil & Production, Inc., Australian
Grazing & Pastoral Co., Pty. Ltd. and International Oil Lease Service Corp.

There are family relationships between the proposed directors concerning Ely Sakhai and Andre Sakhai. Andre Sakhai is the son of Ely Sakhai.

Note: The stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them. The owners have no rights to acquire additional shares through options, warrants, rights, or conversion privileges within the next sixty days.

Management is not aware of any current arrangements, which would result in a change on control of the Company.

                    RATIFICATION OF THE SELECTION OF AUDITORS

Pursuant to the recommendation of the Audit Committee, The Board has selected Killman, Murrell & Company P.C. to audit the accounts of the Company for 2005. A representative of the firm is expected to be present at the Meeting. He will have the opportunity to make a statement, if he desires to do so, and to respond to appropriate questions.

During the year ended December 2004, fees billed to the Company for accounting fees by Robert Early & Company P.C. totaled $14,847 in connection with professional services rendered in connection with the audit of the Company's annual consolidated financial statements and reviews of the consolidated financial statements in the Company's Form 10-QSB. No fees were billed by the firm for financial information system design and implementation fees, nor any other fees unrelated to the financial statements. Robert Early & Company P.C. resigned as the Company's auditor effective September 6, 2005, because it has closed the auditing and accounting portion of its practice. There are no disagreements between the Company and Robert Early & Company P.C.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee recommended to the Board the selection of the Company's accountant, reviewed written disclosures and letters from the independent accountant, discussed with the independent accountant matters relating to its independence, and reviewed and discussed the audited financial statements with Management. The discussion included matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). On the basis of these discussions and reviews, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

                              FINANCIAL STATEMENTS

The SEC Form 10-KSB of the Company for the year ended December 31, 2004, including audited financial statements, has been previously mailed to all shareholders.

                                  OTHER MATTERS

The Board of Directors knows of no other matters to be brought before this Annual Meeting.


                                      COSTS

No proxies are being solicited for this meeting. The entire cost of preparing, assembling, printing and mailing the Information Statement will be paid by the Company. The Company will request banks, brokers and other fiduciaries to send the Company's Information Statement to their principals, and the Company will reimburse said fiduciaries for their mailing and related expenses.



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                              STOCKHOLDER PROPOSALS

Any interested stockholder may submit a proposal concerning the Company to be considered by the Board of Directors for inclusion in the Information Statement or Proxy Statement relating to next year's Annual Meeting of Stockholders. In order for any proposal to be so considered by the Board, all proposals must be in writing in proper form and received by the Company on or before March 1, 2006. Any stockholder so interested may do so by submitting such proposal to:
Australian-Canadian Oil Royalties Ltd., Attention: Robert Kamon, P. O. Box 1629, Cisco, Texas 76437.

BY ORDER OF THE BOARD OF DIRECTORS

Andre Sakhai
President



Cisco, Texas
December 13, 2005